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                                                                       EXHIBIT 3

                               Schuler Homes, Inc.
                         828 Fort Street Mall, 4th Floor
                             Honolulu, Hawaii 96813

                                January 15, 2001



Apollo Real Estate Investment Fund, L.P.
Blackacre WPH, LLC
Highridge Pacific Housing Investors, L.P.
AP WP Partners, L.P.
AP Western GP Corporation
AP LHI, Inc.
Lamco Housing, Inc.

         RE:      AMENDMENT OF REORGANIZATION AGREEMENT

Ladies and Gentlemen:

         This letter agreement (this "Agreement") sets forth our agreement to amend certain provisions of the Agreement and Plan of Reorganization, dated as of September 12, 2000, by and among Schuler Homes, Inc., a Delaware corporation, Apollo Real Estate Investment Fund, L.P., a Delaware limited partnership, Blackacre WPH, LLC, a Delaware limited partnership, Highridge Pacific Housing Investors, L.P., a California limited partnership, AP WP Partners, L.P., a Delaware limited partnership, AP Western GP Corporation, a Delaware corporation, AP LHI, Inc., a California corporation, and Lamco Housing, Inc., a California corporation (the "Reorganization Agreement"). Terms used herein and not defined shall have the meanings assigned to them in the Reorganization Agreement.

         1. Recital A of the Reorganization Agreement is hereby amended to read in its entirety as follows:

                  A. The WP Partners hold all of the partnership interests in Western Pacific Housing Development Limited Partnership, a California limited partnership ("WPHD"), and Western Pacific Development II Limited Partnership, a California limited partnership ("WPHD II"), and all of the membership interests in WPH-Porter, LLC, a Delaware limited liability company ("WPHL" and, together with WPHD and WPHD II, the "WP Parents"; the respective limited partnership interests and non-managing member membership interests in the WP Parents, along with the stock or other ownership interests in APWP, AP Western, APLHI and Lamco, are referred to herein as the "WP Interests")

         2. Section 2.3(c) of the Reorganization Agreement is hereby amended to read in its entirety as follows:

                  (c) NEWCO STOCK HELD BY SCHULER AND WPHI. At the Effective Time of Merger A, all of the shares of Newco Class A Common Stock held by each of Schuler and WPHI shall be redeemed by Newco and cease to be outstanding in

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         consideration of a $100 payment by Newco to each of Schuler and WPHI.

         3. WP Disclosure Schedule Section 6.2 is hereby amended in accordance with Exhibit A attached hereto.

         4. The first sentence of Section 6.8 of the Reorganization Agreement is hereby amended to read in its entirety as follows:

                  Schuler and the WP Partners shall cooperate and promptly prepare and file with the SEC as soon as practicable a Registration Statement on Form S-4 (the "Form S-4") under the Securities Act, with respect to the Newco Class A Common Stock issuable in the Reorganization, a portion of which Registration Statement shall also serve as the proxy statement with respect to the Schuler Stockholder Meeting (the "Proxy Statement/Prospectus").

         5. Section 6.10 of the Reorganization Agreement is hereby amended to read in its entirety as follows:

                  6.10 LISTING APPLICATION. Schuler shall promptly cause Newco to prepare and submit to NASDAQ a listing application covering the shares of Newco Class A Common Stock issuable in the Reorganization and the shares of Newco Class A Common Stock issuable upon conversion of the Newco Class B Common Stock issuable in the Reorganization, and shall use reasonable efforts to obtain, prior to the Effective Time, approval for the listing of such Newco Class A Common Stock on The Nasdaq Stock Market, subject to official notice of issuance.

         6. A new section 6.15 is hereby added to the Reorganization Agreement to read as follows:

                  6.15 FORM S-3 REGISTRATION STATEMENT. Schuler and the WP Partners shall cooperate and prepare and file with the SEC prior to the Closing Date a Registration Statement on Form S-3 (the "Form S-3") under the Securities Act with respect to the resale of the Newco Class B Common Stock issuable to Bankers Trust in the Reorganization. The respective parties will cause the Form S-3 to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder. Schuler and the WP Partners shall use all reasonable efforts to have the Form S-3 declared effective by the SEC as promptly as practicable after the Closing Date and to keep the Form S-3 effective for a period of nine months from the date on which the SEC declares the Form S-3 effective or such shorter period which will terminate when all securities covered by the Form S-3 have been sold pursuant to the Form S-3. Schuler and the WP Partners shall, as promptly as practicable, provide copies of any written comments received from the SEC with respect to the Form S-3 to each other and advise the WP Partners of any verbal comments with respect to the Form S-3 received from the SEC. Schuler and the WP Partners shall use their best efforts to obtain, prior to the effective date of the


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         Form S-3, all necessary state securities law or "Blue Sky" permits or approvals required to carry out the transactions contemplated by this Agreement. Schuler agrees that the written information concerning the Schuler Entities provided by it for inclusion in the Form S-3 and each amendment or supplement thereto, at the time it is filed or becomes effective, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The WP Partners agree that the written information concerning the WP Partners and the WP Entities provided by it for inclusion in the Form S-3 or any amendment or supplement thereto, at the time it is filed or becomes effective, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. No amendment or supplement to the Form S-3 will be made by Schuler or the WP Partners without the approval of the WP Partners or Schuler, respectively. Schuler and the WP Partners will advise the WP Partners and Schuler, respectively, promptly after it receives notice thereof, of the time when the Form S-3 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Newco Common Stock to be resold in connection with the Form S-3 for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Form S-3 or comments thereon and responses thereto or requests by the SEC for additional information.

         7. Section 7.9 of the Reorganization Agreement is hereby amended to read in its entirety as follows:

                  7.9 LISTING. The Newco Class A Common Stock to be issued in connection with the Reorganization and the Newco Class A Common Stock issuable upon conversion of the Newco Class B Common Stock to be issued in connection with the Reorganization shall have been approved for listing on The Nasdaq Stock Market, subject only to official notice of issuance.

         8. Section 8.9 of the Reorganization Agreement is hereby amended to read in its entirety as follows:

                  8.9 LISTING. The Newco Class A Common Stock to be issued in connection with the Reorganization and the Newco Class A Common Stock issuable upon conversion of the Newco Class B Common Stock to be issued in connection with the Reorganization shall have been approved for listing on The Nasdaq Stock Market, subject only to official notice of issuance.

         9. Section 11.1(b) of the Reorganization Agreement is hereby amended to read in its entirety as follows:

                  (b) by either Schuler, on the one hand, or the WP Partners, on the other hand, if (i) the approval of Schuler's stockholders required by Sections 7.7


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         and 8.7 shall not have been obtained at a meeting duly convened therefor or at any adjournment thereof, or (ii) a United States federal or state court of competent jurisdiction or United States federal or state governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable; PROVIDED, HOWEVER, that the party seeking to terminate this Agreement pursuant to this clause (ii) shall have used all reasonable efforts to remove such injunction, order or decree; or (iii) if the Closing shall not have occurred by April 30, 2001; PROVIDED, HOWEVER, that the right to terminate this Agreement pursuant to this subsection shall not be available to any party or parties whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur prior to such date; or

         10. Except as otherwise expressly set forth herein, all terms, provisions, covenants and conditions of the Reorganization Agreement remain in full force and effect.

         11. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                            [Signature Page Follows]


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         To accept this Agreement and to become legally bound hereby, please sign this Agreement where indicated below and return it to me.

                                 Very truly yours,

                                 SCHULER HOMES, INC.



                                 By:  /s/ James K. Schuler
                                    -------------------------------------------
                                                  James K. Schuler, President


Agreed and Accepted as of the Date First Written Above:

APOLLO REAL ESTATE INVESTMENT FUND, L.P., a Delaware limited partnership

By:      APOLLO REAL ESTATE ADVISORS, L.P.,
         a Delaware limited partnership,
         Its General Partner

By:      APOLLO REAL ESTATE MANAGEMENT, INC.,
         a Delaware corporation,
         Its General Partner



By:  /s/ Michael D. Weiner
   ------------------------------------------------
                   Michael D. Weiner
                  Its Vice President

BLACKACRE WPH, LLC,
a Delaware limited liability company

By:      BLACKACRE CAPITAL GROUP, L.P.,
         a Delaware limited partnership,
         Its Managing Member

By:      BLACKACRE CAPITAL MANAGEMENT CORP.
         a Connecticut corporation,
         Its General Partner



By:  /s/ Ronald J. Kravit
   ------------------------------------------------
                   Ronald J. Kravit
                  Its Vice President


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HIGHRIDGE PACIFIC HOUSING INVESTORS, L.P.,
a California limited partnership

By:      WPH ACQUISITIONS, INC.,
         a California corporation,
         Its General Partner



By:  /s/ Steven A. Berlinger
   ------------------------------------------------
                Steven A. Berlinger
               Its CFO and Secretary

AP WP PARTNERS, L.P.,
a Delaware limited partnership

By:      AP WP OPERATING CORPORATION,
         a Delaware corporation,
         Its General Partner



By:  /s/ Michael D. Weiner
   ------------------------------------------------
                   Michael D. Weiner
                  Its Vice President

AP WESTERN GP CORPORATION,
a Delaware corporation

By:
   ------------------------------------------------
      Name:
      Title:

AP LHI, INC.,
a California corporation

By:  /s/ Thomas Connelly
   ------------------------------------------------
                    Thomas Connelly
                  Its Vice President


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LAMCO HOUSING, INC.
a California corporation

By:  /s/ Thomas Connelly
   ------------------------------------------------
                    Thomas Connelly
                  Its Vice President


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                                    EXHIBIT A

Item 3 of WP Disclosure Schedule Section 6.2 is hereby amended to read in its entirety as follows:

3. WPH, in accordance with the terms of its partnership agreements and its operating agreement, plans on making distributions to its partners totalling $43.8 million prior to the Closing Date, based on an estimate by WPH of its cumulative taxable income through March 31, 2001.

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